Exhibit 99.1

STAAR Surgical Reports Third Quarter 2023 Results

Net Sales of $80.3 Million; ICL Sales of $81.1 Million Up 13% Y/Y

23rd Consecutive Quarter of Double-Digit ICL Sales Growth1

LAKE FOREST, CA, November 1, 2023 --- STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of the EVO family of Implantable Collamer® Lenses (ICL) for myopia, astigmatism and presbyopia, today reported financial results for the third quarter ended September 29, 2023.

Third Quarter 2023 Overview

• Net Sales of $80.3 Million Up 6% Y/Y includes a $0.8 Million sales reduction related to Other Products

• ICL Sales of $81.1 Million Up 13% Y/Y

• ICL Units Up 14% Y/Y

• Gross Margin at 79.2% vs. 79.5% in the Prior Year Quarter

• Net Income of $0.10 per Share vs. $0.21 per Share in the Prior Year Quarter

• Cash, Cash Equivalents and Investments Available for Sale Ended the Quarter at $201.7 Million

“Third quarter sales reflect our leadership in lens-based refractive surgery and progress advancing our strategic priorities,” said Tom Frinzi, President and CEO of STAAR Surgical. “Our global ICL sales growth of 13% in the third quarter significantly outperformed industry procedure growth, which was negative in many markets around the world with the exception of China.2 Further, we are mindful of the potential impact the uncertain economic environment globally and world events may have on our surgeon customers and patients. As a result, we now expect fiscal 2023 ICL sales to be at the low end of our previously provided range of $320 million to $325 million.”

Frinzi continued, “We expect our current efforts will deliver our sixth straight year of sales growth and profitability in fiscal 2023 while investing in the initiatives that support development of our surgeon customers and prospects as we drive global adoption of our EVO ICL technology. Over the three-year planning horizon, our focus remains on achieving a 15% to 20% compound annual growth rate in sales as our ICL technology addresses the global myopia epidemic, continuing to take market share and growing the overall market for refractive procedures.”

Financial Overview – Q3 2023

Net sales were $80.3 million for the third quarter of 2023, up 6% compared to $76.1 million reported in the prior year quarter. The sales increase in the third quarter was driven by ICL sales growth of 13% and ICL unit growth of 14%, both as compared to the prior year period. Other Product sales for the third quarter of 2023 were ($0.8) million compared to $4.1 million in the prior year quarter. The $4.9 million change in Other Product sales reflects a $2.4 million reduction in Cataract IOL sales and a $2.4 million reduction in other product sales due to decreased sales of cataract injector parts and increased sales return reserves. ICL sales were $81.1 million for the third quarter of 2023.

Gross profit margin for the third quarter of 2023 was 79.2% compared to the prior year quarter of 79.5%. Factors impacting gross margin in the third quarter of 2023, as compared to the prior year quarter, include increased sales return reserves and period costs associated with manufacturing projects, partially offset by product and geographic sales mix.

Operating expenses for the third quarter of 2023 were $57.3 million compared to the prior year quarter of $46.8 million. General and administrative expenses were $19.3 million compared to the prior year quarter of $14.0 million. The increase in general and administrative expenses was due to increased compensation related expenses, outside services and facilities costs. Selling and marketing expenses were $26.6 million compared to the prior year quarter of $23.1 million. The increase in selling and marketing expenses is due to increased advertising and promotional expenses and compensation expenses, partially offset by decreased trade show expenses. Research and development expenses were $11.5 million compared to the prior year quarter of $9.6 million. The increase in research and development expenses is due to increased compensation related expenses and clinical trial expenses related to U.S. post-approval studies.

Net income for the third quarter of 2023 was $4.8 million or $0.10 per diluted share compared with net income of $10.3 million or $0.21 per diluted share for the prior year quarter. The year over year decrease in net income is attributable to higher operating expenses partially offset by higher gross profit and other income (expense). Adjusted Net Income for the third quarter of 2023 was $15.0 million or $0.30 per diluted share compared to $18.1 million or $0.37 per diluted share for the prior year quarter. The reconciliation between GAAP and non-GAAP financial information is provided in the financial tables included with this release.

Cash, cash equivalents, and investments available for sale at September 29, 2023, totaled $201.7 million, compared to $225.5 million at end of the fourth quarter of 2022.

1 Excludes Q1 and Q2 2020, which were impacted by the COVID-19 global pandemic.

2 Refractive Surgery Council, RSC Quarterly Statistical Program, Q3 2023 Report, U.S. refractive procedure volumes down 15.1% Y/Y in Q3 2023 and down 13.1% for the first nine months of 2023 and Company estimates using Market Scope 2023 Refractive Procedures Market Trends, October 27, 2023.

Conference Call

The Company will host a conference call and webcast today, Wednesday, November 1 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results and operational progress. To access the conference call (Conference ID 03857916), please dial 888-259-6580 for domestic participants and 206-962-3782 for international participants. The live webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

A taped replay of the conference call (Replay Code 857916) will be available beginning approximately one hour after the call’s conclusion for seven days. This replay can be accessed by dialing 877-674-7070 for domestic callers and 416-764-8692 for international callers. An archived webcast will also be available at www.staar.com.

Use of Non-GAAP Financial Measures

This press release includes supplemental Non-GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

“Adjusted Net Income” and “Adjusted Net Income for ICL” exclude the following items that are included in “Net Income” as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): Cataract IOL sales return reserve, Cataract IOL excess inventory reserves, Cataract IOL intangible impairment, and income tax benefit on Cataract IOL Adjusted Net Income also excludes gain or loss on foreign currency transactions, stock-based compensation expenses, and valuation allowance adjustments (if any). Management believes that “Adjusted Net Income” and “Adjusted Net Income for ICL” are useful to investors in gauging the outcome of the key drivers of the business performance: the ability to increase sales revenue and our ability to increase profit margin by improving the mix of high value products while reducing the costs over which management has control.

Management has excluded accounting adjustments related to exiting the Company’s non-core Cataract IOL business. These accounting adjustments include sales return reserve, excess inventory reserves, an intangible impairment charge related to cataract IOLs and the associated tax benefit of these adjustments. The Company has excluded these items in order to focus on its core ICL business as the Company will continue tapering the manufacturing of cataract IOLs, though it will continue to support these products through the end of 2023, as supplies permit. Management believes that disclosing Adjusted Net Income and Adjusted Net Income for ICL excluding these accounting adjustments is useful to investors in gauging the performance of its core ICL business.

For the reasons referenced above in connection with calculating Adjusted Net Income and Adjusted Net Income for ICL, management also supplements the Company’s GAAP consolidated financial statements and GAAP financial measures with other Non-GAAP financial measures, comprising of Adjusted Net Sales, Adjusted Cost of Sales, Adjusted Gross Profit Margin, Adjusted Operating Expenses, Adjusted Income Tax Provision, which in each case exclude the impact of any accounting adjustments related to the exiting of the Company’s non-core Cataract IOL business. The Company believes that these Non-GAAP financial measures provide additional insight into the ongoing financial results of its business which investors find useful to gauge the performance of its core ICL business.

Management has also excluded from the calculation of Adjusted Net Income gains and losses on foreign currency transactions because of the significant fluctuations that can result from period to period as a result of market driven factors. Stock-based compensation expenses consist of expenses for stock options and restricted stock under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 718. Valuation allowance adjustments can occur from time to time based on forecasted changes in operating results until all net operating loss carryforwards are fully utilized. In calculating Adjusted Net Income, STAAR excludes stock-based compensation expenses and valuation allowance adjustments (if any) because they are non-cash expenses and because of the considerable judgment involved in calculating their values. In addition, these expenses tend to be driven by fluctuations in the price of our stock and not by the same factors that generally affect our other business expenses.

The Company also uses Constant Currency as a Non-GAAP financial measure to exclude the effects of currency fluctuations on net sales. The Company conducts a significant part of its activities outside the U.S. It receives sales revenue and pays expenses principally in U.S. dollars, Swiss francs, Japanese yen and euros. The exchange rates between dollars and non-U.S. currencies can fluctuate greatly and can have a significant effect on the Company’s results when reported in U.S. dollars. In order to compare the Company's performance from period to period without the effect of currency, the Company will apply the same average exchange rate applicable in the prior period, or the "constant currency" rate to sales or expenses in the current period as well. Because changes in currency are outside of the control of the Company and its managers, management finds this Non-GAAP measure useful in determining the long-term progress of its initiatives and determining whether its managers are achieving their performance goals. The Company believes that the Non-GAAP constant-currency sales results measures provided in this press release are similarly useful to investors to give insight on long term trends in the Company's performance without the external effect of changes in relative currency values. The table provided in this press release shows sales results calculated in accordance with GAAP, the effect of currency, and the resulting Non-GAAP measure expressed in constant currency.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 40 years, designs, develops, manufactures and markets implantable lenses for the eye. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL,” which includes the EVO ICL™ product line. More than 2,500,000 ICLs have been sold to date and STAAR markets these lenses in over 75 countries. To learn more about the ICL go to: EVOICL.com. Headquartered in Lake Forest, CA, the company operates manufacturing and packaging facilities in Aliso Viejo, CA, Monrovia, CA and Nidau, Switzerland. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections (including sales), plans, strategies, and objectives of management for 2023 and beyond or prospects for achieving such plans, expectations for sales, revenue, margin, expenses or earnings, and any statements of assumptions underlying any of the foregoing, including those relating to financial performance in the upcoming quarter, fiscal year 2023 and beyond. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties related to the COVID-19 pandemic and related public health measures, as well as the factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 30, 2022 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the impact of the COVID-19 pandemic on markets; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; international trade disputes and substantial dependence on demand from Asia; and the willingness of surgeons and patients to adopt a new or improved product and procedure.

We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

CONTACT: Investors and Media

Brian Moore

Vice President, Investor Relations and Corporate Development

(626) 303-7902, Ext. 3023

bmoore@staar.com

Consolidated Balance Sheets

(in 000's)

Unaudited

ASSETS	September 29, 2023	December 30, 2022
Current assets:
Cash and cash equivalents	$127,432	$86,480
Investments available for sale	60,681	125,159
Accounts receivable trade, net	112,367	62,447
Inventories, net	31,061	24,161
Prepayments, deposits, and other current assets	15,527	13,476
Total current assets	347,068	311,723
Investments available for sale	13,627	13,902
Property, plant, and equipment, net	62,886	50,921
Finance lease right-of-use assets, net	220	342
Operating lease right-of-use assets, net	34,992	30,270
Intangible assets, net	-	173
Goodwill	1,786	1,786
Deferred income taxes	8,560	8,744
Other assets	2,382	957
Total assets	$471,521	$418,818

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,786	$11,576
Obligations under finance leases	164	169
Obligations under operating leases	4,003	3,524
Allowance for sales returns	7,557	5,706
Other current liabilities	36,265	30,741
Total current liabilities	56,775	51,716
Obligations under finance leases	84	210
Obligations under operating leases	31,643	27,136
Deferred income taxes	1,295	1,489
Asset retirement obligations	98	220
Pension liability	3,031	1,935
Total liabilities	92,926	82,706

Stockholders' equity:
Common stock	488	482
Additional paid-in capital	436,117	404,189
Accumulated other comprehensive income (loss)	(2,886)	156
Accumulated deficit	(55,124)	(68,715)
Total stockholders' equity	378,595	336,112
Total liabilities and stockholders' equity	$471,521	$418,818

Consolidated Statements of Income

(In 000's except for per share data)

Unaudited

	Three Months Ended						Nine Months Ended
	% of		% of		Fav (Unfav)		% of		% of		Fav (Unfav)
	Sales	September 29, 2023	Sales	September 30, 2022	Amount	%	Sales	September 29, 2023	Sales	September 30, 2022	Amount	%
Net sales	100.0%	$80,308	100.0%	$76,046	$4,262	5.6%	100.0%	$246,142	100.0%	$220,347	$25,795	11.7%

Cost of sales	20.8%	16,670	20.5%	15,584	(1,086)	-7.0%	22.0%	54,216	21.2%	46,749	(7,467)	-16.0%

Gross profit	79.2%	63,638	79.5%	60,462	3,176	5.3%	78.0%	191,926	78.8%	173,598	18,328	10.6%

Selling, general and administrative expenses:
General and administrative	24.0%	19,266	18.4%	14,011	(5,255)	-37.5%	22.6%	55,461	18.1%	39,934	(15,527)	-38.9%
Selling and marketing	33.1%	26,607	30.4%	23,130	(3,477)	-15.0%	34.6%	85,238	29.3%	64,633	(20,605)	-31.9%
Research and development	14.3%	11,470	12.7%	9,616	(1,854)	-19.3%	13.6%	33,535	12.0%	26,193	(7,342)	-28.0%
Total selling, general, and administrative expenses	71.4%	57,343	61.5%	46,757	(10,586)	-22.6%	70.8%	174,234	59.4%	130,760	(43,474)	-33.2%

Operating income	7.8%	6,295	18.0%	13,705	(7,410)	-54.1%	7.2%	17,692	19.4%	42,838	(25,146)	-58.7%

Other income (expense), net:
Interest income, net	2.1%	1,690	1.2%	897	793	88.4%	2.1%	5,287	0.4%	934	4,353	466.1%
Loss on foreign currency transactions	-1.7%	(1,384)	-2.8%	(2,129)	745	35.0%	-1.3%	(3,240)	-2.2%	(4,904)	1,664	33.9%
Royalty income	0.1%	74	0.1%	77	(3)	-3.9%	0.0%	74	0.2%	527	(453)	-86.0%
Other income, net	0.1%	71	0.0%	27	44	163.0%	0.1%	144	0.1%	178	(34)	-19.1%
Total other income (expense), net	0.6%	451	-1.5%	(1,128)	1,579	140.0%	0.9%	2,265	-1.5%	(3,265)	5,530	169.4%

Income before provision for income taxes	8.4%	6,746	16.5%	12,577	(5,831)	-46.4%	8.1%	19,957	17.9%	39,573	(19,616)	-49.6%

Provision for income taxes	2.4%	1,929	3.0%	2,315	386	16.7%	2.6%	6,366	3.0%	6,671	305	4.6%

Net income	6.0%	$4,817	13.5%	$10,262	$(5,445)	-53.1%	5.5%	$13,591	14.9%	$32,902	$(19,311)	-58.7%

Net income per share - basic		$0.10		$0.21				$0.28		$0.69
Net income per share - diluted		$0.10		$0.21				$0.27		$0.67

Weighted average shares outstanding - basic		48,613		48,102				48,426		47,915
Weighted average shares outstanding - diluted		49,370		49,549				49,494		49,371

Consolidated Statements of Cash Flows

(in 000's)

Unaudited

	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Cash flows from operating activities:
Net income	$4,817	$10,262	$13,591	$32,902
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,345	1,077	3,743	3,101
Amortization/Impairment of long-lived intangibles	(2)	7	169	22
Accretion/Amortization of investments available for sale	(348)	(307)	(2,172)	(307)
Deferred income taxes	(10)	23	65	23
Change in net pension liability	(139)	(12)	(766)	40
Stock-based compensation expense	8,846	5,727	23,334	15,375
Change in asset retirement obligation	3	-	(104)	-
Loss on disposal of property and equipment	17	-	41	-
Provision for sales returns and bad debts	921	(439)	1,925	361
Inventory provision	460	592	4,090	2,020
Changes in working capital:
Accounts receivable	(18,092)	7,029	(50,436)	(13,108)
Inventories	(5,593)	(2,298)	(9,975)	(4,123)
Prepayments, deposits and other current assets	(919)	2,786	(3,584)	526
Accounts payable	(1,819)	(5,077)	(3,266)	(1,834)
Other current liabilities	4,538	4,739	5,970	(2,253)
Net cash provided by (used in) operating activities	(5,975)	24,109	(17,375)	32,745

Cash flows from investing activities:
Acquisition of property and equipment	(9,185)	(6,273)	(15,100)	(14,083)
Purchase of investments available for sale	(9,712)	(95,576)	(52,314)	(95,576)
Proceeds from sale or maturity of investments available for sale	50,737	-	119,359	-
Net cash provided by (used in) investing activities	31,840	(101,849)	51,945	(109,659)

Cash flows from financing activities:
Repayment of finance lease obligations	(39)	(40)	(121)	(85)
Repurchase of employee common stock for taxes withheld	(112)	-	(2,096)	-
Proceeds from vested restricted stock and exercise of stock options	7,258	5,034	9,265	8,180
Net cash provided by financing activities	7,107	4,994	7,048	8,095

Effect of exchange rate changes on cash and cash equivalents	(235)	(502)	(666)	(1,645)

Increase (decrease) in cash and cash equivalents	32,737	(73,248)	40,952	(70,464)
Cash and cash equivalents, at beginning of the period	94,695	202,490	86,480	199,706
Cash and cash equivalents, at end of the period	$127,432	$129,242	$127,432	$129,242

Check - ending cash	$-	$-

Reconciliation of Non-GAAP Financial Measure

Financial Metrics Excluding Other Product Cataract IOL Adjustmenrts

(in 000's)

Unaudited

	Three Months Ended						Nine Months Ended
					Fav (Unfav)						Fav (Unfav)
	% of Sales	September 29, 2023	% of Sales	September 30, 2022	Amount	%	% of Sales	September 29, 2023	% of Sales	September 30, 2022	Amount	%
Net sales:
Net sales, GAAP	100.0%	$80,308	100.0%	$76,046	$4,262	5.6%	100.0%	$246,142	100.0%	$220,347	$25,795	11.7%
Add: Cataract IOL sales return reserve		-		-	-			742		-	742
Adjusted Net sales, Non-GAAP	100.0%	$80,308	100.0%	$76,046	$4,262	5.6%	100.0%	$246,884	100.0%	$220,347	$26,537	12.0%

Cost of sales:
Cost of sales, GAAP	20.8%	$16,670	20.5%	$15,584	$(1,086)	-7.0%	22.0%	$54,216	21.2%	$46,749	$(7,467)	-16.0%
Less: Cataract IOL inventory reserve		-		-	-			(2,800)		-	2,800
Adjusted Cost of sales, Non-GAAP	20.8%	$16,670	20.5%	$15,584	$(1,086)	-7.0%	20.8%	$51,416	21.2%	$46,749	$(4,667)	-10.0%

Gross profit and gross profit margin:
Gross profit and gross profit margin, GAAP	79.2%	$63,638	79.5%	$60,462	$3,176	5.3%	78.0%	$191,926	78.8%	$173,598	$18,328	10.6%
Add: Cataract IOL sales return reserve		-		-	-			742		-	742
Add: Cataract IOL inventory reserve		-		-	-			2,800		-	2,800
Adjusted Gross profit and gross profit margin, Non-GAAP	79.2%	$63,638	79.5%	$60,462	$3,176	5.3%	79.2%	$195,468	78.8%	$173,598	$21,870	12.6%

Operating expenses:
Operating expenses, GAAP	71.4%	$57,343	61.5%	$46,757	$(10,586)	-22.6%	70.8%	$174,234	59.3%	$130,760	$(43,474)	-33.2%
Less: Cataract IOL intangible impairment		-		-	-			(154)		-	154
Adjusted Operating expenses, Non-GAAP	71.4%	$57,343	61.5%	$46,757	$(10,586)	-22.6%	70.5%	$174,080	59.3%	$130,760	$(43,320)	-33.1%

Provision for income taxes:
Provision for income taxes, GAAP	2.4%	$1,929	3.0%	$2,315	$386	16.7%	2.6%	$6,366	3.0%	$6,671	$305	4.6%
Add: Income tax benefit on Cataract IOL		-		-	-			405		-	(405)
Adjusted Provision for income taxes, Non-GAAP	2.4%	$1,929	3.0%	$2,315	$386	16.7%	2.7%	$6,771	3.0%	$6,671	$(100)	-1.5%

Reconciliation of Non-GAAP Financial Measure

Adjusted Net Income and Net Income Per Share

(in 000's)

Unaudited

Unaudited	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
	$4,817	$10,262	$13,591	$32,902
Net income (as reported)
Less	-	-	742	-
Cataract IOL sales return reserve	-	-	2,800	-
Cataract IOL inventory reserve	-	-	154	-
Cataract IOL intangible impairment	-	-	(405)	-
Income tax benefit on Cataract IOL	4,817	10,262	16,882	32,902
Adjusted net income for ICL
Less:	1,384	2,129	3,240	4,904
Foreign currency impact	8,846	5,727	23,334	15,375
Valuation allowance adjustment	$15,047	$18,118	$43,456	$53,181
Net income (adjusted)
	$0.10	$0.21	$0.28	$0.69
Net income per share, basic (as reported)	-	-	0.02	-
Cataract IOL sales return reserve	-	-	0.06	-
Cataract IOL inventory reserve	-	-	-	-
Cataract IOL intangible impairment	-	-	(0.01)	-
Income tax benefit on Cataract IOL	0.10	0.21	0.35	0.69
Adjusted net income for ICL per share, basic	0.03	0.05	0.07	0.10
Foreign currency impact	0.18	0.12	0.48	0.32
Valuation allowance adjustment	$0.31	$0.38	$0.90	$1.11
Net income per share, basic (adjusted)
	$0.10	$0.21	$0.27	$0.67
Net income per share, diluted (as reported)	-	-	0.01	-
Cataract IOL sales return reserve	-	-	0.06	-
Cataract IOL inventory reserve	-	-	-	-
Cataract IOL intangible impairment	-	-	(0.01)	-
Income tax benefit on Cataract IOL	0.10	0.21	0.34	0.67
Adjusted net income for ICL per share, diluted	0.03	0.04	0.07	0.10
Foreign currency impact	0.18	0.12	0.47	0.31
Valuation allowance adjustment	$0.30	$0.37	$0.88	$1.08
Net income per share, diluted (adjusted)
	48,613	48,102	48,426	47,915
Weighted average shares outstanding - Basic	49,370	49,549	49,494	49,371

Note: Net income per share (adjusted), basic and diluted, may not add due to rounding

STAAR Surgical Company

ICL Sales by Geography

(in 000's)

Unaudited

	Fiscal Year							Three Months Ended
ICL Sales by Region	2016	2017	2018	2019	2020	2021	2022	September 29, 2023	September 30, 2022

Americas(1)	$8,663	$8,581	$9,112	$10,250	$8,834	$14,054	$20,114	$5,449	$5,168

EMEA(2)	19,330	21,334	25,626	26,398	25,748	37,343	36,715	9,253	8,111

APAC(3)	31,118	38,410	66,343	92,673	106,825	161,508	212,883	66,367	58,674

Global ICL Sales	$59,111	$68,325	$101,081	$129,321	$141,407	$212,905	$269,712	$81,069	$71,953

Global ICL Sales Growth	15%	16%	48%	28%	9%	51%	27%	13%	33%

Global ICL Unit Growth	11%	17%	54%	33%	11%	48%	33%	14%	40%

	Fiscal Year							Three Months Ended
ICL Sales by Country(4)(5)	2016	2017	2018	2019	2020	2021	2022	September 29, 2023	September 30, 2022

China	$16,238	$24,088	$45,915	$64,770	$71,600	$107,130	$147,967	$48,262	$42,246
Growth	35%	48%	91%	41%	11%	50%	38%	14%	49%

Japan	$2,746	$3,695	$7,037	$11,774	$18,366	$28,688	$32,623	$9,091	$8,134
Growth	51%	35%	90%	67%	56%	56%	14%	12%	12%

South Korea	$7,453	$5,540	$7,564	$9,517	$11,119	$15,173	$17,940	$4,886	$4,857
Growth	-7%	-26%	37%	26%	17%	36%	18%	1%	50%

United States	$6,055	$5,744	$5,792	$7,210	$6,003	$9,478	$15,070	$4,162	$3,920
Growth	7%	-5%	1%	24%	-17%	58%	59%	6%	75%

(1)
Americas includes the United States, Canada and Latin American countries
(2)
EMEA includes Spain, Germany, United Kingdom, European, Middle East and Africa Distributors
(3)
APAC includes China, Japan, South Korea, India and the rest of Asia Pacific distributors
(4)
ICL Sales by country includes countries representing more than 5% of total ICL sales in the most recently completed fiscal year
(5)
ICL sales do not include IOL, injector or other sales.

STAAR Surgical Company

Reconciliation of Non-GAAP Financial Measure

Constant Currency Sales

(in 000's)

Unaudited

	Three Months Ended
		Effect of	Constant		As Reported		Constant Currency
Sales	September 29, 2023	Currency	Currency	September 30, 2022	$ Change	% Change	$ Change	% Change
ICL	$81,069	$(112)	$80,957	$71,953	$9,116	12.7%	$9,004	12.5%

Cataract IOL	(221)	13	(208)	2,191	(2,412)	-110.1%	(2,399)	-109.5%
Other	(540)	(8)	(548)	1,902	(2,442)	-128.4%	(2,450)	-128.8%
Other Products	(761)	5	(756)	4,093	(4,854)	-118.6%	(4,849)	-118.5%

Total Sales	$80,308	$(107)	$80,201	$76,046	$4,262	5.6%	$4,155	5.5%

	Nine Months Ended
		Effect of	Constant		As Reported		Constant Currency
Sales	September 29, 2023	Currency	Currency	September 30, 2022	$ Change	% Change	$ Change	% Change
ICL	$244,806	$2,004	$246,810	$208,550	$36,256	17.4%	$38,260	18.3%

Cataract IOL	1,295	172	1,467	7,640	(6,345)	-83.0%	(6,173)	-80.8%
Other	41	104	145	4,157	(4,116)	-99.0%	(4,012)	-96.5%
Other Products	1,336	276	1,612	11,797	(10,461)	-88.7%	(10,185)	-86.3%

Total Sales	$246,142	$2,280	$248,422	$220,347	$25,795	11.7%	$28,075	12.7%